UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 29, 2014

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215
Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 29, 2014, Willis Lease Finance Corporation (the “Company”) held its Annual Stockholders’ Meeting (the “Annual Meeting”). At the close of business on April 1, 2014, the voting record date, there were 8,436,028 common shares outstanding and entitled to vote. At the Annual Meeting, 7,894,056 or 93.58%, of the outstanding common shares entitled to vote were represented by proxy or in person.

Proposal 1: Election of Directors. The stockholders elected two Class I Directors for a three-year term expiring at the 2017 Annual Meeting of Stockholders. The voting results were as follows:

Number of Votes Cast:

	For	Withheld	Broker Non-Votes
Robert T. Morris	6,171,070	120,283	1,602,703
W. William Coon, Jr.	6,169,033	122,320	1,602,703

The other directors whose term of office continued after the Annual Meeting were Charles F. Willis, IV, Austin C. Willis, and Hans Joerg Hunziker.

Proposal 2: Advisory Vote on Executive Compensation. The stockholders approved, by a non-binding advisory vote, the compensation of the Company’s named executive officers disclosed in the Proxy Statement. The voting results were as follows:

Number of Votes Cast:

For	Against	Abstain	Broker Non-Votes
5,348,501	928,325	14,527	1,602,703

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent auditors for the year 2014. The voting results were as follows:

Number of Votes Cast:

For	Against	Abstain	Broker Non-Votes
7,879,467	9,186	5,403	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 2, 2014

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Bradley S. Forsyth
Bradley S. Forsyth
Senior Vice President and
Chief Financial Officer